NOVEMBER 02, 2023 / 1:00PM GMT, Q3 2023 Sturm Ruger & Company Inc Earnings Call

REFINITIV STREETEVENTS EDITED TRANSCRIPT Q3 2023 Sturm Ruger & Company Inc Earnings Call EVENT DATE/TIME: NOVEMBER 02, 2023 / 1:00PM GMT

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NOVEMBER 02, 2023 / 1:00PM GMT, Q3 2023 Sturm Ruger & Company Inc Earnings Call

CORPORATE PARTICIPANTS

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Kevin B. Reid Sturm, Ruger & Company, Inc. - VP, General Counsel & Corporate Secretary

Thomas A. Dineen Sturm, Ruger & Company, Inc. - Principal Accounting Officer, Senior VP, Treasurer & CFO

CONFERENCE CALL PARTICIPANTS

Joshua Kurzban - Portfolio Manager, Aramas Capital LLC

Mark Eric Smith Lake Street Capital Markets, LLC, Research Division - Senior Research Analyst

Rommel Tolentino Dionisio Aegis Capital Corporation, Research Division - Head of Consumer Products and Special Situations

PRESENTATION

Operator

Hello, and welcome to the Q3 2023 Sturm, Ruger Earnings Conference Call. (Operator Instructions) Please be advised that today's conference is being recorded. It is now my pleasure to introduce President and CEO, Chris Killoy.

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Good morning, and welcome to the Sturm, Ruger & Company Third Quarter 2023 Conference Call. I'll ask Kevin Reid, our General Counsel, to read the caution on forward-looking statements. Tom Dineen, our Chief Financial Officer, will then give an overview of the third quarter 2023 financial results, and then I will discuss our operations and the market. After that, we'll get to your questions.

Kevin?

Kevin B. Reid Sturm, Ruger & Company, Inc. - VP, General Counsel & Corporate Secretary

Sure, Chris. We want to remind everyone that statements made in the course of this meeting that take the company's or management's intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. It is important to note that the company's actual results could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the company's SEC filings, including, but not limited to the company's reports on Form 10-K for the year ended December 31, 2022.

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NOVEMBER 02, 2023 / 1:00PM GMT, Q3 2023 Sturm Ruger & Company Inc Earnings Call

And of course, the Forms 10-Q for the last -- for the first, second and third quarter of 2023, the latter of which we filed last night. Copy of the documents may be obtained by contacting the company or the SEC or on the company website at ruger.com/corporate/ or, of course, the SEC website at sec.gov. We do reference non-GAAP EBITDA. Please note that the reconciliation of GAAP net income to non-GAAP EBITDA can be found on our Form 10-K for the year ended December 31, 2022, and again, on the Forms 10-Q for the first, second and third quarter of 2023, all of which are posted to our website. Furthermore, the company disclaims all responsibility to update forward-looking statements. Chris?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Thank you, Kevin. Now Tom will discuss the company's third quarter 2023 results. Tom?

Thomas A. Dineen Sturm, Ruger & Company, Inc. - Principal Accounting Officer, Senior VP, Treasurer & CFO

Thanks, Chris. For the third quarter of 2023, net sales were $120.9 million and diluted earnings were $0.42 per share. For the corresponding period in 2022, net sales were $139.4 million and diluted earnings were $1.03 per share. For the 9 months ended September 30, 2023, net sales were $413.2 million and diluted earnings were $2.13 per share.

For the corresponding period in 2022, net sales were $446.6 million, and diluted earnings were $3.90 per share. Our profitability declined in the third quarter of 2023 from the third quarter of 2022 as our gross margin decreased from 28% to 20%. The lower margin was driven by unfavorable deleveraging of fixed costs resulting from decreased production, increased sales promotional activity, including the price repositioning of our original LCP models and our Security-9 pistol.

Our product mix shift toward products in relatively higher demand with relatively lower margins and cost increases in materials, commodities, services, wages, energy, fuel and transportation. Our continued focus on financial discipline and long-term shareholder value is evident in our strong debt-free balance sheet.

At September 30, 2023, our cash and short-term investments totaled $120 million. Our short-term investments are invested in the United States Treasury bills and in a money market fund that invests exclusively in United States Treasury instruments, which mature within 1 year. At September 30, 2023, our current ratio was 4.5:1, and we had no debt.

Stockholders' equity was $335.5 million which equates to a book value of $18.92 per share, of which $6.77 was cash and short-term investments. In the first 9 months of 2023, we generated $17.3 million of cash from operations. We reinvested $11.6 million of that back into the company in the form of capital expenditures. We expect our 2023 capital expenditures will approximately total $20 million related to new product introductions, upgrades to our manufacturing equipment and improvements to our facilities.

In the first 9 months of 2023, we returned $107.8 million to our shareholders through the payment of our quarterly dividends and a $5 per share special dividend paid in January 2023. Our Board of Directors declared a $0.17 per share quarterly dividend for shareholders of record as of November 15, 2023, payable on November 29, 2023.

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NOVEMBER 02, 2023 / 1:00PM GMT, Q3 2023 Sturm Ruger & Company Inc Earnings Call

As a reminder, our quarterly dividend is approximately 40% of net income and therefore, varies quarter-to-quarter. That's the financial update for the quarter. Chris?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Thanks, Tom. Our third quarter sales and profitability decreased from last year as overall firearms demand declined, creating a challenging promotion-rich marketplace. The estimated unit sell-through of our products from the independent distributors to retailers in the first 9 months of 2023 decreased 8% compared to the prior year period.

Comparably, NICS background checks, as adjusted by the National Shooting Sports Foundation, decreased 7% from the first 9 months of 2022. We remain focused on our long-term strategy and adjusted production rates on various product lines to better match demand, which reduced our overall production. While our decreased production hindered current period profitability, we successfully managed inventory levels during the seasonally slow quarter with only a nominal increase in finished goods in our warehouses and essentially no change in distributor inventories.

We are well positioned heading into the fourth quarter. We stayed disciplined and offered only modest promotions in the third quarter. We ran 3 retailer promotions, one for each of the 10/22, the Wrangler and the American centerfire rifle product families to ensure we maintained our strong presence at retail.

As Tom mentioned earlier, in September, we also repositioned our pricing on 2 products: the LCP pistol and the Security-9 pistol. This allowed retailers to offer these products at competitive prices in the very tight pistol market, while ensuring profitability for all 3 participants in the distribution channel; Ruger, distributors and the retailers. You may recall that we repositioned our pricing on the MAX-9 pistol in the first quarter of 2023.

We are extremely pleased with the results of this price strategy and the resulting performance of the MAX-9. As we did with the MAX-9, we protected the independent distributors inventories of LCP and Security-9 pistols, which adversely impacted our current margins, but will benefit us going forward as we continue to demonstrate our commitment and appreciation for the investment distributors make in Ruger products.

They can rest assured that their investment in Ruger is sound and profitable. Our debt-free balance sheet and diverse product offerings have us well positioned to capitalize on the firearms market rebounds. We continue to look for opportunities to enhance our current products and to expand our product portfolio through product innovation and development.

2023 has been a busy year. Earlier this week, we introduced the Ruger-made Marlin Dark Series lever-action rifles, which will appeal to a broad variety of firearms enthusiasts interested in a more modern look and features to enhance the rifles classic design. Other new product introductions in 2023 include 2 other Marlin lever-action rifles, the Model 336 Classic, chambered in 30-30 Winchester, and the Model 1894 Classic lever-action rifles chambered in .44 Magnum.

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NOVEMBER 02, 2023 / 1:00PM GMT, Q3 2023 Sturm Ruger & Company Inc Earnings Call

In April, we launched a Super Wrangler revolver, which comes with 2 cylinders, one for the inexpensive .22 [LR] rifle ammunition and one for the more powerful .22 Magnum ammunition. As we mentioned last quarter, in 2023, we are capitalizing on the opportunity to offer new Ruger pistols in California for the first time in 10 years, brought about by some recent changes in the pistol requirements.

To date, 4 Ruger pistols have been added to the California roster of certified handguns, including a Mark IV, the SR22, an LCP and a MAX-9 pistol. In the coming months, we look forward to introducing exciting new firearms in both the Ruger and Marlin brands as well as offering additional pistol to the California market.

New product sales, which include only major new products that were introduced in the past 2 years, like the Marlins and Super Wranglers I just mentioned, totaled $90.5 million or 23% of firearm sales in the first 9 months of 2023. This includes the MAX-9 pistol, the LCP MAX pistol, the LCP Carbine, the Small-Frame Autoloading Rifle, Security-380 pistol and the aforementioned Super Wrangler revolver and all Marlin rifles.

Last week, we attended the National Association of Sporting Goods Wholesalers Annual Expo, better known as the NASGW show in Columbus, Ohio. We were honored to be recognized by the independent distributors as we were named Firearms Manufacturer of the Year and awarded Best New Rifle and Best New Overall Product for the Marlin Model 336. This was a great testament to our 1,800 loyal and hardworking associates.

Those were the highlights of the third quarter of 2023. Operator, may we please have the first question.

QUESTIONS AND ANSWERS

Operator

(Operator Instructions) And our first question comes from the line of Mark Smith with Lake Street.

Mark Eric Smith Lake Street Capital Markets, LLC, Research Division - Senior Research Analyst

A handful of questions here for you this morning. First one, just looking at mix shift during the quarter, did we see it really shift towards lower-priced pistols and it sounds like that's kind of what you were promoting during the quarter? Was that the biggest part of the mix shift?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Well, Mark, I'm wondering if potentially you're looking at the, say, the average selling price on incoming orders or outbound sales. And that's -- part of that is true, but it's also part of the repositioning that we mentioned at the lower price point and the price we use to protect distributors' inventory, that moved those numbers down, and that's where that comes from. If we're not for that, those -- both those particular metrics would, in fact, be higher, I think, by about $70, if I recall.

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NOVEMBER 02, 2023 / 1:00PM GMT, Q3 2023 Sturm Ruger & Company Inc Earnings Call

Mark Eric Smith Lake Street Capital Markets, LLC, Research Division - Senior Research Analyst

Okay. Yes, that was the thing was really the ASP on the orders received, certainly moved the lowest that we've seen in the last 1 year, 1.5 years or so. So and then similarly -- similar question here, ASPs on backlog orders are still really high. Is this a higher mix of Marlin or other long rifles that's kind of driving that? And if so, would you be able to meet some of that demand and get that -- those rifles potentially shipped out during October ahead of kind of core hunting season.

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Good question. I mean certainly, the higher price points on the back order includes a lot of Marlin rifles, both the 1894, we recently introduced the 336 and even the 1895s have been introduced back in December, 2021. We have a significant backlog. We're working very hard to catch up. The folks in Mayodan have done a great job adding capacity.

Some of the folks may have heard me talk about that before. Basically, the 1895s and 336s are built on one line. And when we added in the 1894, it basically doubles our capacity. The 1894, which gives us a ..44 Magnum. And very shortly, you'll see the .357 Magnum. That helps us double capacity in Mayodan.

So I'm optimistic that we'll be able to catch up on that backlog. But it's still a good sign that the backlog remains intact. New Marlins that we've just introduced the Dark Series this week. Again, we're pleased with the backlog. We'd like to be shipping more, but we want to make sure we focus on quality first, and then we'll gradually eat into that backlog.

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NOVEMBER 02, 2023 / 1:00PM GMT, Q3 2023 Sturm Ruger & Company Inc Earnings Call

Mark Eric Smith Lake Street Capital Markets, LLC, Research Division - Senior Research Analyst

Okay. And then you highlighted and talked a little bit about inventory, and it sounds like you're pretty comfortable with the inventory. But as we look at the company's inventory, it sounds like on finished goods, that moved higher and is that kind of at least recent history, kind of record highs here? How comfortable are you with the inventory that you guys have in your warehouse?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Yes, the current inventory is pretty well balanced. And there's a couple of categories that we know when things accelerate, we're glad we have that inventory, the ability to ramp up quickly is something we wish we do faster, but one of the reasons we want to maintain that inventories to ensure that as the market rebounds, we're well positioned for it. When you look at back into 2022 and 2021, certainly, some of those inventories were really artificially biased down.

I mean you go back to early 2022 I think it was about 50,000 in inventory, very low. That's really artificially too low. And as one of my old mentors remind me of the sales business, you can't sell from an empty wagon. And so we think we've got a good inventory, good mix. We watch it very closely, and that's the reason, frankly, we took production down this quarter as we kind of hit our safety stock levels in certain categories, we moved those production rates down.

Mark Eric Smith Lake Street Capital Markets, LLC, Research Division - Senior Research Analyst

Okay. And the last one for me. Have you seen -- as you talk to your retailers, but really distributor partners, any shift in demand, especially as we think about the last 30 days, we're still kind of waiting on the NICS data, but any updates from your point of view on demand?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

We had some very good meetings with all of our wholesale distributors out of the NASGW show in Columbus. Great meetings, talked about confidentially with new products we have in the works with them that they're very excited about. We also asked the exact same question. Have you seen an uptick or a change in demand in the last couple of weeks? And certainly, they saw some movement, particularly in the ammunition category.

But when it came to the firearms side, there's a little bit of movement, but most of it seemed to be focused on products that we don't make, which included very low-priced MSR rifles. And so most of what we heard was it hadn't really impacted the primary categories that Ruger operates in. May in the future, it remains to be seen.

I think it was probably -- it helped move some inventory out at retail level, and that generated some cash, I think, for retailers to perhaps fill in some holes in (inaudible) inventory, which we heard from our wholesale customers. So I think it had a positive effect, but not like we saw say early 2020, the beginning of COVID and things like that. Nothing along those magnitudes.

Mark Eric Smith Lake Street Capital Markets, LLC, Research Division - Senior Research Analyst

Okay. I might squeeze in one more here. Just as we look at the regulatory environment, any changes around exports here with some recent shifts that could potentially impact your business?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Well, Mark, you're probably referring to the announcement from the Commerce Department regarding the temporary 90-day export ban on -- I think the headlines were a little deceptive in that they made it sound like all firearms were being banned. When you look at the companies that were specifically carved out and allowed to continue as normal, in Ruger's case, that 90% of our exports, when we look back on 2022 and 2023 to date, are unaffected.

So it could be -- if it were to be expanded, certainly, it could be an issue. But right now, 90% of our exports are not impacted based on the countries that are specifically allowed by that. And typically, our export business, as you like to remember, typically goes between 5% and 6%. I think year-to-date this year, maybe around 7%, but it's not a big part of our business overall, but we do pretty well with it.

It's just that (inaudible), our export team is really on top of this, and I don't see a major impact from this unless it were to expand based on the guidance we've currently got from the administration.

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NOVEMBER 02, 2023 / 1:00PM GMT, Q3 2023 Sturm Ruger & Company Inc Earnings Call

Operator

Our next question comes from the line of Rommel Dionisio with Aegis Capital.

Rommel Tolentino Dionisio Aegis Capital Corporation, Research Division - Head of Consumer Products and Special Situations

Chris, given the next time we'll chat will be in a few months after a short (inaudible). I wonder if you could just preview the environment going into this critical period of the year where you're going to have distributor meetings and trace -- launching new products. Could you just talk about the overall receptivity that you think you'll be seeing here over the next few months with regards taking on new products and inventories and just sort of in broad picture terms?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Thanks, Rommel. The -- like I mentioned, the NASGW show was a good meeting. We typically -- we have Tom and I are there. We have our wholesales force. We spend time with every single one of our wholesale partners, and there are some great folks that we deal with, very candid conversations. And one of the things we recognize this is a very -- remains a very promotionally driven marketplace. So that's one of the things we're asking our distributors to see what's working, what's not.

We also gave us the opportunity to under an NDA to go through some of the new products that are in the works. And the reception was great for some of the things that are coming down the pipe. Now of course, we never predict exactly when those new products are going to launch. But we've got some great things in the works. Our distributors were pleased to see that. They remain a little cautious in terms of their buying patterns just because they see retailers being cautious and they're watching retailers and the credit situation at retail very closely.

So I think as we've seen credit tighten up a little bit for some of those retailers as interest rates have risen, availability to credit may have tightened up a little bit. It's just something that they watch very closely. And that's why even though we sell exclusively to those wholesale distributors, we stay very much in sync with them. Tom talks to their CFOs just to keep a pulse on what's going on with the credit to retail levels.

So I think most retailers have been pretty good as far as managing the downturn in demand. There may be a few that have struggled, but for the most part, we heard pretty positive reports on accounts receivables on the part of our distributors. And I think we're in decent shape going into the shot show. I expect there'll be other new products that we'll be competing with. But so far, everything we've done has been well received. And I think our distributors are looking for us to help drive business in 2024 with additional new products and maintain our commitment to the 2-step distribution model.

Rommel Tolentino Dionisio Aegis Capital Corporation, Research Division - Head of Consumer Products and Special Situations

Okay. And maybe a quick follow-up. Obviously, you've got some major new products moving into the California market, the California roster. Could you just talk about pent-up demand? I mean, obviously, it's been decade or so that you've been able to offer some of these products in there. And I wonder if you could just chat on that.

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NOVEMBER 02, 2023 / 1:00PM GMT, Q3 2023 Sturm Ruger & Company Inc Earnings Call

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Thanks, Rommel. Yes, It's been some pent-up demand to be sure for Ruger, but there were still a lot of guns on that roster to be honest. There are still a lot of firearms that are on there. The MAX-9 in particular, has been very successful because of course, that got a lot of a lot of hype in the press and in the trade media and things like that when it was launched and continues to do so.

And California residents weren't able to participate in that, but now they are. So that's a good example of some near-term pent-up demand. The other products like the Mark IV and the SR22 and the LCP model we have in there, I think it's been not quite as strong. The MAX-9 has kind of been the belle of the ball in terms of the California market for us. So we've been very pleased with it. And we've got a couple more that are going to join the California roster here in the not too distant future.

Operator

Our next question comes from the line of Ryan Hamilton with Morgan Dempsey Capital. Okay. One moment please for our next question. And our next question comes from the line of Josh Kurzban with Aramas Capital.

Joshua Kurzban - Portfolio Manager, Aramas Capital LLC

When you met with your distributors, what was the date of that meeting? Was that pre or post the tragic events in the Middle East?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Yes, that was just last week. That was at the National Association of Sporting Goods Wholesalers Expo in Columbus. So that was the last week, the meetings run typically 3 days, Wednesday, Thursday, Friday last week. .

Joshua Kurzban - Portfolio Manager, Aramas Capital LLC

Right? Because there's been lots of talk both anecdotal and in the media about a surge in guns 3x, 4x, 7x quarter-over-quarter. I know you don't give explicit guidance, but would it be safe to assume better than normal seasonality, given those tragic events and the opening of the firearm market to -- firearms market to participants that would never considered owning a firearm in the past?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Well, one of the things is that's in the current quarter. So we typically don't talk about current quarters or future events from a financial standpoint. Again, we are seeing those same media reports, like I mentioned, our distributors and manufacturers in the 2-step model were a little bit removed from it. We've seen reports of increased sales at retail. But at least as of last week, we hadn't seen a lot of that moving back upstream to the manufacturers.

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NOVEMBER 02, 2023 / 1:00PM GMT, Q3 2023 Sturm Ruger & Company Inc Earnings Call

But there are still a lot of goods in inventory, particularly at the retail level and wholesale level to work through. So there may be some good demand signals coming for all the wrong reasons perhaps, but we're watching that very closely. And our sales force is in the field every day, every week, modern in-store sales. So we get a pretty good read from them on what's moving and what's not. So I think we'll be well positioned to capitalize on any increased bump in sales if and when that occurs.

Joshua Kurzban - Portfolio Manager, Aramas Capital LLC

And would you expect that increase to be more enduring than what happened in the wake of COVID, given that this is a new population. And a related question to that, and this is more theoretical, Obviously, the left has been anti (inaudible) a while. Would you expect some of those people to be less adverse to protective measures being taken by families? Do you think the political pressure is going to be turned down a bit?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

That's a hard one to say. We saw with COVID and some of the things going on in 2020, 2021. It did bring a lot of new customers into the fold. And that's always helpful in terms of the ability to get those new customers to go from being a one gun purchase to a potentially a multi-gun purchase and try to get into segments of the shooting sports that they can enjoy long-term.

For example, using our 10/22 rifle or Mark IV family of pistols,they could really take it up in a range and enjoy it. And so our goal is always, when we get the opportunity, to get new shooters into the business to try to welcome them with open arms, of course, and then also to get them to understand how broad and deep the firearms community is and how much enjoyment they can have out of the range, taking their family out and learning how to shoot safely.

And as far as they're changing their political views, it's hard to say. I don't think I could adequately comment that. I'd like to think it wakes people up to the idea that while they may not have considered a firearm purchase in the past, now they have and they realize that second amendment rights are worth supporting, and maybe they do reconsider some of their previous political beliefs.

Joshua Kurzban - Portfolio Manager, Aramas Capital LLC

When would you get the background check data for October?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

Pretty quickly. I would expect probably maybe late today or tomorrow. It's a fairly fast turnaround these days as far as seeing that. And then the National Shooting Sports Foundation turns around pretty quickly with their adjustments that they make to it to account for permits and things of that nature.

Joshua Kurzban - Portfolio Manager, Aramas Capital LLC

And what are your expectations on that?

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

For the month of October, to be candid, I don't recall where October last year was. So I wouldn't hazard a guess.

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NOVEMBER 02, 2023 / 1:00PM GMT, Q3 2023 Sturm Ruger & Company Inc Earnings Call

Operator

And our next question comes from the line of Ryan Hamilton with Morgan Dempsey Capital.

Looks like Ryan seems to be having some technical difficulties.

So with that, I'll now hand the call back over to President and CEO, Chris Killoy for any closing remarks. .

Christopher J. Killoy Sturm, Ruger & Company, Inc. - President, CEO & Director

I'd like to thank all of you for attending this call today, especially our shareholders. As we head towards the end of the year, I want to mention 2 important dates next week. Next Tuesday is election day, the defining event in any democracy. As we head into an uncertain global political and economic future, your voice of the poles is of tremendous importance. Please educate yourself on the issues that are important to you, learn about the candidates and most importantly, vote.

And next Saturday, November 11, is Veterans Day. Without the sacrifice of those who served our great country, we wouldn't have the ability to exercise our many freedoms, including our right to vote. Please take a moment and say a quick prayer of thanks to all the great service men and service women who fought to attain and protect these rights for all of us. We thank all veterans, especially the veteran members of the Ruger family through their service and sacrifice to our country. We look forward to our next quarterly call in February.

Operator

Ladies and gentlemen, thank you for participating. This concludes today's program, and you may now disconnect.

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